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                                                                Exhibit 10.16(b)

                                       July 2, 2001


Ms. Trudy Briley
DSM Catalytica Pharmaceuticals
P.O. Box 1887
Greenville, NC 27835-1887

         Re:      Amendment No. 1 to Toll Manufacturing and Packaging Agreement
                  -------------------------------------------------------------

Dear Ms. Briley:

         This letter is to confirm our understanding concerning an amendment to be made with respect to the Toll Manufacturing and Packaging Agreement dated as of August 24, 1999 (the "Agreement"), between Cephalon, Inc. ("Cephalon") and DSM Catalytica Pharmaceuticals, Inc. ("Catalytica"). All terms not otherwise defined herein are used as defined in the Agreement.

         The purpose of this Amendment is to increase the minimum annual quantities of Product to be purchased by Cephalon and to increase the manufacturing capacity reserved by Catalytica for the remainder of the Initial Term of the Agreement.

         The Agreement is hereby amended as follows:

         1. Existing Schedule F of the Agreement relating to Minimum Quantities shall be deleted in its entirety and replaced with the attached revised Schedule F.

         2. Except as amended hereby, the Agreement remains in full force and effect.

         If the foregoing accurately reflects your understanding as to these matters, please indicate your agreement in the space provided below, and return one fully-executed original to me.

                                       Very truly yours,



                                       \s\ Robert Urban
                                       Vice President, Technical Operations

Acknowledged and agreed to by:

DSM CATALYTICA PHARMACEUTICALS, INC.

By: \s\ Michael H. Thomas
    --------------------------------
Name: Michael H. Thomas
Title: President & CEO




      **Certain portions of this document have been omitted based upon a request for confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.0

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                                  Schedule F
                                  ----------

                              Minimum Quantities
                              ------------------

The minimum annual quantities to be purchased by CEPHALON and capacity to be reserved by CATALYTICA, are as follows for the remainder of the Initial Term of this Agreement:

         [**]

Pursuant to Section 3.1, if the actual annual quantity exceeds the minimum annual quantity in any year by twenty-five percent (25%) or less, this excess will reduce the minimum annual quantity in the following year






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